Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES THIRD QUARTER 2012 RESULTS

NELSONVILLE, Ohio, October 24, 2012 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2012.

Third quarter 2012 net income was $5.4 million compared with $5.2 million in the third quarter of 2011, and diluted earnings per share were $0.72 compared to $0.70 during the same period last year. Third quarter net sales were $72.5 million versus net sales of $71.0 million a year ago.

David Sharp, President and Chief Executive Officer, commented, “We are pleased that several of our more recently launched footwear initiatives once again delivered strong results. Double digit percentage gains in our western, commercial military and lifestyle categories, which include our new Durango City line of more fashion forward boots, fueled a 9% increase in footwear sales for the third quarter. As apparel sales to one of our customers continue to decline and growth projections for the overall work and hunting footwear markets remain modest, we are encouraged by our ability to successfully develop new growth vehicles for the future. We are also pleased with our continued progress towards improving our balance sheet. With funded debt down 30% from a year ago, the Company is now better positioned to capitalize on the long-term growth opportunities that lie ahead.”

Third Quarter Review

Wholesale sales for the third quarter increased 4.5% to $62.9 million compared to $60.2 million for the same period in 2011. The increase in wholesale sales was driven by a 9% increase in footwear sales, which was offset by a decline in apparel sales. Retail sales for the third quarter were $9.6 million compared to $10.3 million last year. There were no military segment sales for the third quarter compared to $0.4 million in the third quarter of 2011.

Gross margin in the third quarter of 2012 was $26.2 million, or 36.1% of sales compared to $25.6 million, or 36.0% for the same period last year.

Selling, general and administrative (SG&A) expenses increased 1.2% to $18.2 million or 25.2% of net sales, for the third quarter of 2012 compared to $18.0 million, or 25.4% of net sales a year ago. The $0.2 million increase is primarily due to higher advertising expenses partially offset by a decrease in compensation expense.

Income from operations was $7.9 million, or 10.9% of net sales, compared to $7.6 million, or 10.7% of net sales, in the prior year period.

Interest expense decreased to $0.2 million for the third quarter of 2012 versus $0.3 million due to lower borrowings versus the same period a year ago.

The Company’s funded debt decreased 30.3% or $18.2 million to $41.9 million at September 30, 2012 versus $60.1 million at September 30, 2011.

Inventory at September 30, 2012 decreased 7.4% or $5.9 million to $73.0 million compared with $78.9 million on the September 30, 2011.

Conference Call Information

The Company’s conference call to review third quarter fiscal 2012 results will be broadcast live over the internet today, Wednesday, October 24, 2012 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango® and Lehigh® and the licensed brands Michelin® and Mossy Oak®. Rocky Brands is proud to supply footwear to the United States military. For more information, visit www.RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding long-term growth opportunities (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2011 (filed February 28, 2012) and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2012 (filed April 25, 2012) and June 30, 2012 (filed July 27, 2012 and amended August 6, 2012). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2012	December 31, 2011	September 30, 2011
	Unaudited	Audited	Unaudited
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$3,509,973	$3,650,291	$3,330,196
Trade receivables – net	60,648,404	45,008,793	63,339,879
Other receivables	811,730	946,686	1,055,666
Inventories	73,028,601	65,019,048	78,887,067
Income tax receivable	-	1,164,664	-
Deferred income taxes	1,091,657	1,154,040	1,238,989
Prepaid expenses	2,122,697	2,561,941	2,822,954
Total current assets	141,213,062	119,505,463	150,674,751
FIXED ASSETS – net	24,396,719	23,557,102	23,572,687
IDENTIFIED INTANGIBLES	30,485,935	30,493,107	30,505,267
OTHER ASSETS	392,565	510,293	737,489
TOTAL ASSETS	$196,488,281	$174,065,965	$205,490,194
LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$13,366,846	$5,696,363	$11,054,561
Current maturities – long term debt	-	-	2,955
Accrued expenses:
Taxes - other	498,437	609,992	420,082
Income tax payable	1,676,590	-	1,916,316
Other	4,822,690	4,624,167	8,232,441
Total current liabilities	20,364,563	10,930,522	21,626,355
LONG TERM DEBT – less current maturities	41,862,634	35,000,000	60,054,291
DEFERRED INCOME TAXES	10,765,962	10,987,395	9,521,852
DEFERRED LIABILITIES	406,323	488,437	535,937
TOTAL LIABILITIES	73,399,482	57,406,354	91,738,435
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2012 - 7,503,568; December 31, 2011 - 7,489,995; September 30, 2011 - 7,489,995	69,694,770	69,572,270	69,546,028
Accumulated other comprehensive loss	-	-	(2,608,298)
Retained earnings	53,394,029	47,087,341	46,814,029
Total shareholders' equity	123,088,799	116,659,611	113,751,759
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$196,488,281	$174,065,965	$205,490,194

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
NET SALES	$72,539,400	$71,020,546	$170,273,676	$175,609,453

COST OF GOODS SOLD	46,356,820	45,430,389	110,717,388	110,136,023

GROSS MARGIN	26,182,580	25,590,157	59,556,288	65,473,430

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	18,244,196	18,026,065	49,879,981	53,108,445

INCOME FROM OPERATIONS	7,938,384	7,564,092	9,676,307	12,364,985

OTHER INCOME AND (EXPENSES):
Interest expense	(192,249)	(252,858)	(467,202)	(760,844)
Other – net	138,757	106,033	143,038	153,442
Total other - net	(53,492)	(146,825)	(324,164)	(607,402)

INCOME BEFORE INCOME TAXES	7,884,892	7,417,267	9,352,143	11,757,583

INCOME TAX EXPENSE	2,517,455	2,205,000	3,045,455	3,724,000

NET INCOME	$5,367,437	$5,212,267	$6,306,688	$8,033,583

INCOME PER SHARE
Basic	$0.72	$0.70	$0.84	$1.07
Diluted	$0.72	$0.70	$0.84	$1.07

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,503,568	7,489,995	7,503,469	7,485,529
Diluted	7,503,568	7,489,995	7,503,469	7,486,250

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